Exhibit 99.2

Contact:	Tom Brooker/John Patenaude	Rich Coyle
	Nashua Corporation	Sard Verbinnen & Co
	847-318-1797/603-880-2145	212-687-8080
CENVEO, INC. TO ACQUIRE NASHUA CORPORATION
     NASHUA, N.H. May 7, 2009 — Cenveo, Inc. (NYSE: CVO) announced today that the Company has signed a definitive merger agreement to acquire all of the shares of Nashua Corporation (NASDAQ: NSHA) in a stock and cash transaction valued at approximately $44 million including the assumption of Nashua debt.
     Founded in 1849, Nashua, with annual revenues of $265 million in 2008, is one of the industry’s highly regarded manufacturers and converters of label and specialty paper products with 650 employees and manufacturing facilities in California, Nebraska, New Hampshire and Tennessee. Nashua’s Label Products Division is a market leader manufacturing pressure sensitive labels for supermarket, prescription, distribution and RFID applications. Nashua’s Specialty Paper Products Division is a leading manufacturer / converter of point-of-sale receipt paper (used in retail, gaming and package identification applications), coated thermal papers (used to manufacturer thermal label products) and printable, wide-format media (including the Dietzgen brand name).
     The agreement has been approved by the Boards of Directors of both companies and is expected to close during the summer. The acquisition is subject to customary closing conditions, including approval of Nashua’s shareholders.
     Under the terms of the definitive merger agreement, each share of common stock of Nashua will be converted into the right to receive (i) $0.75 per share in cash and (ii) $6.13 per share in Cenveo common stock, provided that in no event will a Nashua share be exchanged for less than 1.168 of a Cenveo share or more than 1.635 of a Cenveo share. Based on the closing price of Cenveo’s common stock on May 6, 2009, the last trading day prior to the announcement, the total consideration is valued at $6.88 per Nashua share, with an implied consideration mix of approximately 89% in stock and 11% in cash. Upon completion of the transaction, it is anticipated that Nashua’s shareholders will own approximately 11% of the combined company. Cenveo has also entered into a Voting Agreement with certain members of Nashua’s directors and executive officers, including Tom Brooker, Nashua’s CEO and President, as well as with Newcastle Partners, L.P., a major Nashua shareholder. The persons and entities who have signed the Voting Agreement collectively own approximately 23% of Nashua’s common stock. Pursuant to the Voting Agreement, they have, among other things, agreed to vote in favor of the transaction with Cenveo.

     Robert G. Burton, Chairman and Chief Executive Officer of Cenveo, stated:
     “The acquisition of Nashua brings together two of the nation’s most respected printers to strengthen our label platform and expand our product offerings. Nashua’s operations both strategically mirror and complement Cenveo’s product line and will create immediate cross-selling opportunities for both companies’ customers. The acquisition of Nashua, with its storied history and strategic niche product offerings, is an example of how we intend to grow our company by acquiring leaders in high growth sectors of the printing industry. We expect this acquisition to be accretive to earnings.”
     Thomas G. Brooker, Nashua’s President and Chief Executive Officer, stated:
     “By becoming a part of the third largest graphic communications company in North America, Nashua is better positioned to reach the next level of performance and market share growth in the attractive niche markets we serve. Nashua will become part of a much larger business, a business better able to meet the growing and full service needs of Nashua’s customers, and use this expanded scale to deliver increased efficiencies and a wider service offering to them.”
About Nashua
     Nashua Corporation manufactures and markets a wide variety of specialty imaging products and services to industrial and commercial customers to meet various print application needs. Nashua’s products include thermal coated papers, pressure-sensitive labels, bond, point of sale, ATM and wide format papers, entertainment tickets, and ribbons for use in imaging devices. Additional information about Nashua Corporation can be found at www.nashua.com.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
     In connection with the transaction, Cenveo, Inc. (“Cenveo”) plans to file with the United States Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 in connection with the transaction and Nashua Corporation (“Nashua”) plans to file with the SEC and mail to its stockholders a Proxy Statement/Prospectus. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Cenveo, Nashua, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available.
     Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Cenveo and Nashua through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus from Cenveo by contacting Robert Burton, Jr., Senior Vice President, Investor Relations, via mail addressed to Cenveo, Inc., One Canterbury Green, Stamford, CT 06901 or via telephone at 203-595-3005 or from Nashua by contacting Investor Relations, c/o John L. Patenaude, Vice

President-Finance, Chief Financial Officer via mail addressed to Nashua Corporation, 11 Trafalgar Square, Nashua, NH 03063 or via telephone at 603-880-2323.
     Cenveo and Nashua, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Cenveo’s directors and executive officers is contained in Cenveo’s Form 10-K for the year ended January 3, 2009 and its proxy statement dated April 6, 2009, which are filed with the SEC. As of March 2, 2009, Cenveo’s directors and executive officers beneficially owned approximately 6,297,234 shares, or 11.4%, of Cenveo’s common stock. Information regarding Nashua’s directors and executive officers is contained in Nashua’s Form 10-K for the year ended December 31, 2008 and its proxy statement dated March 31, 2009, which are filed with the SEC. As of May 6, 2009, Nashua‘s directors and executive officers beneficially owned approximately 1,252,642 shares, or 22.5%, of Nashua’s common stock. A more complete description will be available in the Registration Statement and the Proxy Statement/Prospectus.
Forward-Looking Statements
     This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “will,” “should,” “expect,” “anticipate” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to: the ability to consummate the transaction; the ability of Cenveo to successfully integrate Nashua’s operations and employees in a timely manner or at all; the ability to realize anticipated synergies and cost savings; the impact on Nashua’s customer relationships; operational disruptions from the merger; unexpected costs related to the acquisition and the other factors described in Cevneo’s Annual Report on Form 10-K for the year ended January 3, 2009 and Nashua’s Annual Report on Form 10-K for the year ended December 31, 2008 and their most recent quarterly reports filed with the SEC. , and the information set forth herein should be read in light of such risks. In addition, any forward-looking statements represent Nashua’s estimates only as of the date of this press release and should not be relied upon as representing Nashua estimates as of any subsequent date. While Nashua may elect to update forward-looking statements at some point in the future, Nashua specifically disclaims any obligation to do so, even if its estimates change.

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